SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 1, 2010
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 9.01	Financial Statements and Exhibits
EXPLANATORY NOTE: On November 4, 2010, Universal Electronics Inc. filed a Current Report on Form 8-K (the “Current Report”) under Items 1.01, 2.01, 3.02 and 9.01 to report the completion of its acquisition of Enson Assets Limited (“Enson”). The purpose of this Amendment to the Current Report is to amend and restate Item 9.01 in its entirety and to file the financial statements and pro forma information required by Item 9.01 or Form 8-K. This Form 8-K/A does not amend any other Items of the Form 8-K as originally filed.
(a) Financial Statements of Businesses Acquired
The historical unaudited condensed consolidated financial statements of Enson as of and for the six months ended September 30, 2010 and 2009, as well as the historical audited consolidated financial statements of Enson as of and for the years ended March 31, 2010, 2009 and 2008, and the related notes, are filed as Exhibit 99.1 and are incorporated herein by reference.
(b) Pro Forma Financial Information
Unaudited pro forma combined condensed financial statements of Universal Electronics Inc. and Enson as of and for the nine months ended September 30, 2010, and unaudited pro forma combined condensed financial statements of Universal Electronics Inc. and Enson for the year ended December 31, 2009, and the related notes, with respect to the transaction referred to above are filed as Exhibit 99.2 and are incorporated herein by reference.
(c) Exhibits. The following exhibits are furnished with this report.

23.1	Consent of Deloitte Touche Tohmatsu, Independent Auditors.
99.1
Historical unaudited condensed consolidated financial statements of Enson Assets Limited as of and for the six months ended September 30, 2010 and 2009, as well as historical audited consolidated financial statements of Enson Assets Limited as of and for the years ended March 31, 2010, 2009 and 2008.

99.2
Unaudited pro forma combined condensed financial statements of Universal Electronics Inc. and Enson Assets Limited as of and for the nine months ended September 30, 2010, and unaudited pro forma combined condensed financial statements of Universal Electronics Inc. and Enson Assets Limited for the year ended December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: January 18, 2011	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Accounting Officer)